EXHIBIT 99.1


       21ST CENTURY TECHNOLOGIES, INC. DISMISSES INDEPENDENT AUDITING FIRM


Las Vegas, Nev. - March 4, 2005 - 21st Century Technologies, Inc. (the "Company") (OTCBB: TFCY) today announced the dismissal of the Company's independent auditing firm and the retaining of new securities counsel.

The Company's Audit Committee recommended the dismissal of Turner, Stone & Company LLP, Certified Public Accountants, as the Company's independent auditing firm and the Board of Directors of the Company approved the Audit Committee's recommendation. Efforts are underway to engage a new independent auditing firm.

The Company is a business development company operated pursuant to the Investment Company Act of 1940. It holds various enterprises as investments and seeks to grow companies in which it has an interest.

The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associates with the uncertainty of the outcome of the internal investigation, possible action by the Securities and Exchange Commission, future financial results, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties as may be further detailed in the Company's filings with the Commission.

Contact:

Gemini Financial Communications
A. Beyer, 951-693-4534 (10 a.m.-12 p.m. PT Mon.-Fri.)
ir@texn.com